UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                              ---------------------

                                     FORM 10

                              ---------------------

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                        THREE SHADES FOR EVERYBODY, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                               87-0430015
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

     1150 Silverado, Ste 204
       La Jolla, California                                          92037
(Address of principal executive offices)                           (Zip code)

       Registrant's telephone number, including area code: (858) 459-1133

                                   Copies to:
                             Daniel C. Masters, Esq.
                                  P. O. Box 66
                               La Jolla, CA 92038
                              (858) 459-1133 - Tel
                              (858) 459-1103 - Fax

        Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock - $0.001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]

                                    CONTENTS

Item                                                                        Page
----                                                                        ----

ITEM 1.  DESCRIPTION OF BUSINESS                                              3

ITEM 1A. RISK FACTORS                                                         6

ITEM 2.  FINANCIAL INFORMATION                                               11

ITEM 3.  DESCRIPTION OF PROPERTY                                             12

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT      12

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS                                    12

ITEM 6.  EXECUTIVE COMPENSATION                                              14

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      14

ITEM 8.  LEGAL PROCEEDINGS                                                   14

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
          COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      14

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES                             16

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED             16

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS                           16

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                         17

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE                                17

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS                                   17

ITEM 1. DESCRIPTION OF BUSINESS

BACKGROUND AND PRIOR NAMES

     Three Shades for Everybody, Inc. (the "Company") was incorporated in July 1985 as Na Pali Funding, Inc. under the laws of the State of Delaware. The Company was initially formed to invest in new business ventures and on March 19, 1987, it acquired Vutek Systems, Inc., a California corporation, and the name was changed to Vutek Systems, Inc. In July, 1999 the Company agreed to acquire an apparel design and manufacturing business and on July 9, 1999 the name was again changed, this time to Three Shades for Everybody, Inc. While the name was changed, the acquisition of the apparel business was never completed.

     From March, 1987 until March, 1990 the Company operated as Vutek Systems, Inc. ("Vutek"). Vutek was primarily engaged in the design, manufacture, and sale of image capturing or processing products for IBM personal computers and compatibles. The flagship product, FreezFrame allowed a picture or image from a standard video source such as a video camera, VCR or video disk player to be digitized and combined with text and graphics or otherwise altered for more useful display on a computer screen. The software allowed it to be used with other commercial off-the-shelf software programs such a dBASE III Plus, ShowPartner, and Storyboard. The company had intended to develop an entire line of products for this market. The company tried to raise funds through the exercise of outstanding warrants, however the funds raised were insufficient to maintain operations. As a result of the Company's failure to generate adequate capital, it continued to operate at a loss. By March 1, 1990 all funds had been expended, and the Company thereafter became dormant.

     In 1998 the Company was revived and the search for a successor business was commenced. On July 9, 1999 the Company changed its name to Three Shades for Everybody, Inc. ("Three Shades"), with the intent of going into clothing design, manufacture, and sales by acquiring a private business, also named Three Shades for Everybody, however the private operating business experienced a reversal and the acquisition was never completed.

DESCRIPTION OF CURRENT BUSINESS

     Thus from March, 1990 until the present, the Company has had no active business and could be deemed to be a so-called "shell" company, whose only purpose at this time is to determine and implement a new business purpose. A "shell" company can be defined as an entity having no or nominal operations and with no or nominal assets or assets consisting solely of cash and cash equivalents. As a shell company, our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

     We will not restrict our search to any specific industry or geographical location. Potential business partners might be found within any industry and in any state or even outside the United States. Management anticipates that it may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

     We may seek a business opportunity with entities which have recently commenced operations, or which wish to expand into new products or markets, to develop a new product, or to utilize the public marketplace in order to raise additional capital.

     We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid changes in the business environment, and shortages of available capital, management believes that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act.

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
     It is our present intent to continue to comply with all of the reporting requirements under the 1934 Act. The officers and directors of the Company have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided that they are officers and directors of the Company when the obligation is incurred.

     It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no capital with which to pay these anticipated expenses, present management of the Company will pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, if loans, the only opportunity which management has to have these loans repaid will be from a prospective licensee or merger or acquisition candidate.

ACQUISITION OF OPPORTUNITIES

     In implementing a structure for a particular business venture, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of an agreement, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, and especially if there is a business combination, our directors may, as part of the terms of the acquisition or merger, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in the Company.

     It is anticipated that any securities issued by our Company in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. It is anticipated that it will also be a method of taking a private company public known as a "back door" 1934 Act registration procedure.

     We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of verifying revenue and bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     Our present intent is that we will not enter into a venture with an entity that will not agree to future independent audits of, at a minimum, that portion of their books covering income and expenses related to the joint venture or licensed technology; nor will we enter into an agreement to acquire or merge with any entity which cannot provide independent audited financial statements at the time of closing of the proposed transaction and supply other information that is normally disclosed in filings with the Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. These rules are intended to protect investors by deterring fraud and abuse in the securities markets through the use of shell companies. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-KSB. In addition, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we are required to include that information that is normally reported by a company in its original Form 10.

ACCOUNTING IN THE EVENT OF A BUSINESS COMBINATION

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards "SFAS" No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles is more than its fair value. Goodwill is the excess of the acquisition costs of the acquired entity over the fair value of the identifiable net assets acquired. The Company is required to test goodwill and intangible assets that are determined to have an indefinite life for impairments at least annually. The provisions of SFAS No. 142 require the completion of an annual impairment test with any impairment recognized in current earnings. The provisions of SFAS No. 141 and SFAS No. 142 may be applicable to any business combination that we may enter into in the future.

     We have also been informed that most business combinations will be accounted for as a reverse acquisition with us being the surviving registrant. As a result of any business combination, if the acquired entity's shareholders will exercise control over us, the transaction will be deemed to be a capital transaction where we are treated as a non-business entity. Therefore, the accounting for the business combination is identical to that resulting from a reverse merger, except no goodwill or other intangible assets will be recorded. For accounting purposes, the acquired entity will be treated as the accounting acquirer and, accordingly, will be presented as the continuing entity.

REPORTING ISSUER STATUS

     The Company chose to become a reporting company on a voluntary basis because one attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. In addition, we became a reporting company to enhance investor protection and to provide information if a trading market commences. Only those companies that report their current financial information to the Securities and Exchange Commission, banking, or insurance regulators are permitted to be quoted on the OTC Bulletin Board System.

      Based upon our proposed future business activities, it is possible that we may be deemed a "blank check" company (see "Risk Factors"). The Securities and Exchange Commission definition of such a company is a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing "penny stock."

     A "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

ITEM 1A. RISK FACTORS

     Our business is subject to numerous risk factors, including the following:

1. We have had no operating history nor any revenues or earnings from operations and we are insolvent.

     We have no assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. There is no assurance that we can identify such a business opportunity and consummate such a business combination.

     Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We are insolvent in that we are unable to pay our debts in the ordinary course of business as they become due.

2.   Our proposed plan of operation is speculative.

     The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

3.   We face intense competition for business opportunities and combinations.

     We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

4. We have no agreements for a business combination or other transaction and have established no standards for a business combination.

     We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with, or acquisition of, a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for our evaluation. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination in any form with such business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

5. Our success is dependent upon management that has other full time employment, has limited experience and will only devote limited part time working for the Company, and this makes our future even more uncertain.

     None of our officers has entered into a written employment agreement with the Company and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of our officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and its likelihood of continuing operations.

6. The reporting requirements under federal securities law may delay or prevent us from making certain acquisitions.

     Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

     In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we will be required to include that information that is normally reported by a company in a Form 10. The time and additional costs that may be incurred by some target entities to prepare and disclose such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.

7. The Investment Company Act of 1940 creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

     Although we will be subject to regulation under the 1934 Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in a business combination that results in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

8. Our present management most likely will not remain after we complete a business combination.

     A business combination involving the issuance of our Common Stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Company's Common Stock held by them, and/or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

9. At the time we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

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     Our current primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued Common Stock would result in reduction in the percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

10. As a shell company, we face substantial additional adverse business and legal consequences.

     We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a From S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. This initial filing must be made within four days of the acquisition. The Form 8-K filing may be reviewed by the Securities and Exchange Commission and the prospects of certain disclosures or review or the lack of the ability to issue securities using a Form S-8 may delay the consummation of a business combination because of the target entity's inability to comply with various federal and state laws enacted for the protection of investors or the unwillingness to assume the significant costs of compliance.

11. The requirement of audited financial statements may disqualify business opportunities.

     Our management believes that any potential business opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

12. Our Common Stock may never be publicly traded and you may have no ability to sell the shares.

     There is no established public trading market for our shares of Common Stock. And there can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

     Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the National Association of Securities Dealers' ("NASD") Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. NASD rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. The NASD Regulation, Inc. will review the market maker's application (unless an exemption is applicable) and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain NASD rules and Rule 15c2-11 have been considered by the NASD Regulation, Inc. Furthermore, the clearance should not be construed by any investor as indicating that the NASD Regulation, Inc., the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

     The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

     We have not been assigned a trading symbol by the NASD, and there is no assurance that our Common Stock will be accepted for listing on the OTC Bulletin Board or on any other trading system.

13. If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

     The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell them.

14. Our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws or if we are determined to be a "blank check" company.

     There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. But we are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

     Current shareholders, and person who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

     Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. Our initial shareholders, because they originally paid $.001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

       (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

       (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

       (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

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
       (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

       (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

     Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

                 Alaska             Nevada              Tennessee
                 Arkansas           New Mexico          Texas
                 California         Ohio                Utah
                 Delaware           Oklahoma            Vermont
                 Florida            Oregon              Washington
                 Georgia            Pennsylvania
                 Idaho              Rhode Island
                 Indiana            South Carolina
                 Nebraska           South Dakota

     Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

     We do not have any legal opinion as it relates to whether we are a blind pool or blank-check company. The Securities and Exchange Commission have adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419. We have been informed that the Securities and Exchange Commission has cautioned that "it will scrutinize registered offerings for attempts to create the appearance that the registrant... has a specific business plan, in an effort to avoid the application of Rule 419." Provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, relating to an offering by a blank-check company.

     If we are later determined to be a so-called "blank check" company, our shareholders will be required to file a registration statement under the Securities Act of 1933, as amended, prior to the resale of the Common Stock, unless there exists a transactional or security exemption for such sale under the Securities Act of 1933, as amended. Current shareholders and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that we are under no obligation to register the shares on behalf of our shareholders under the Securities Act of 1933, as amended.

     The Company's officers, directors and majority shareholders have expressed their intentions not to engage in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in us no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholders will require compliance with the registration requirements under the Securities Act of 1933, as amended.

15. Our Common Stock may be subject to significant restriction on resale due to federal penny stock restrictions.

     The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information

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
with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that becomes subject to the penny stock rules, and accordingly, shareholders of our Common Stock may find it difficult or impossible to sell their securities.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

      Highlights of the Company's historical financial information follows.

                               2008         2007             7/23/85 - 3/31/08
                             -------       -------           -----------------
     Revenues                $     -       $     -             $ 4,290,136
     Expenses                      -             -               2,844,374
                             -------       -------             -----------
     Net Loss                $     -       $     -             $(1,445,762)
                             =======       =======             ===========
     Assets                        -             -                      --
                             -------       -------             -----------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     1) Liquidity: The Company had no cash and no liquid instruments as of July 1, 2008. It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no capital with which to pay these anticipated expenses, present management of the Company will pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, if loans, the only opportunity which management has to have these loans repaid will be from a prospective joint venture or merger or acquisition candidate.

     2) Capital Resources: As noted above, the Company has no significant capital resources but will rely upon interest free loans or capital contributions from management to meet its needs.

     3) Results of Operations: The Company has conducted no operations since 1990. In 1998 the Corporation was revived and in 1999 it changed its name to Three Shades, but no business ever materialized, there were no revenues, and there were no expenses.

     4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

INFORMATION ABOUT MARKET RISK

     The Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. Management of the Company has agreed to extend loans to the Company as needed to meet obligations, however these will be interest free. The Company has not made any sales, purchases, or commitments with foreign entities which would expose it to currency risks.

ITEM 3. DESCRIPTION OF PROPERTY

     We presently utilize office space at 1150 Silverado, Suite 204, La Jolla, California. This space is provided to the Company by our president on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a joint venture or merger or acquisition. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) Security Ownership of Certain Beneficial Owners.

     The following table sets forth the security and beneficial ownership for each class of our equity securities for any person or organization known to be the beneficial owner of more than five (5%) percent of the Company.

                                           Amount and
                                           Nature of
Title of       Name and Address of         Beneficial           Percent
 Class           Beneficial Owner         Owner Stock          of Class
 -----           ----------------         -----------          --------

Common         Daniel Masters                88,333              54.4%
               1150 Silverado #204
               La Jolla, CA 92037

     The remainder of the Company's outstanding Common Shares are held by a total of 280 persons or organizations.

     (b) Security Ownership of Management.

     The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and of record by all of our directors and officers.

                                           Amount and
                                           Nature of
Title of       Name and Address of         Beneficial           Percent
 Class           Beneficial Owner         Owner Stock          of Class
 -----           ----------------         -----------          --------

Common         Daniel Masters                88,333              54.4%
               1150 Silverado #204
               La Jolla, CA 92037

Common         Dominique Garcia               1,667               1.1%
               1150 Silverado #204
               La Jolla, CA 92037

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     Our directors and officers (and promoters, affiliates and control persons) are as follows:

         Name                 Age            Position
         ----                 ---            --------

     Daniel Masters           63        President/Director
     Dominique Garcia         32        Secretary/Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

RESUMES

DANIEL MASTERS

     Since 2002 Mr. Masters has practiced business law with an emphasis on corporate reorganizations and Chapter 11 bankruptcies. Before establishing his current law practice Mr. Masters served as an independent investment banker and corporate finance consultant from 1990 to 2002. Between 1978 and 1989 he worked as an investment banker with L.F. Thompson & Co., and at Capital Technology Group and as Vice President for Finance with the Trilon Group, a private holding company with over a billion dollars in assets. Prior to 1978 Mr. Masters held positions as a legislative aid on the staff of the U.S. Congress and as executive assistant to the President of the University of California. Mr. Masters received his Bachelor's Degree (A.B.) from Harvard University and a Juris Doctorate (J.D.) from Thomas Jefferson School of Law where he served on the Editorial Board of the Law Review. He is an Adjunct Professor of Law at Thomas Jefferson School of Law where he teaches bankruptcy.

DOMINIQUE GARCIA

     Dominique Garcia has worked in marketing and marketing communications roles for the past 10 years, including public relations, advertising, account management, and product management. Her experience includes roles in marketing agencies as well as positions in business to business software and biotechnology companies like Invitrogen Corporation. Ms. Garcia has a Bachelor's Degree (A.B) from Harvard University.

OTHER OFFERINGS

     Neither of our officers or directors named above is an officer or director of any other corporation.

CONFLICTS OF INTEREST

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. If in the future an officer or director of the Company becomes an officer, director, or affiliate of another company, all business opportunities will be made available to the Company and any other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or any other companies with which the officers and directors become affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if the Company should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

ITEM 6. EXECUTIVE COMPENSATION

     No officer/director has received any compensation for services rendered to the Company since its inception, nor are there any agreements in place or contemplated to provide compensation to any officer or director.

     None of our directors or officers will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein and/or identify or negotiate a licensee, merger, or acquisition for the Company.

     We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers, directors, or employees, and we have no employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

     Daniel Masters and Dominique Garcia have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act provided that the lender is an officer and director of the Company when the obligation is incurred. All advances are interest-free.

ITEM 8. LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     (a) Market Price.

     There is no trading market for our Common Stock at present and there has been no trading market since approximately 1998. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to the NASD to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets, LLC ("Pink Sheets"), however there is no assurance that a broker-dealer will agree to make such application or, if one does, that the NASD will provide us with a symbol.

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the

Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

     For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

     Our management intends to strongly consider undertaking a transaction with a merger or acquisition candidate that will allow the Company's securities to be traded on NASDAQ or some other national market. However, there can be no assurance that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or, if it does, that it will be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

     (b) Holders.

     There are two hundred and eighty (280) shareholders of record of the Company's Common Stock. It is believed that most of these holders purchased their stock in the open market during the period between 1987 and 1990 when the stock was actively traded in the Over-The-Counter market (the Pink Sheets).

     The Company's two officers and directors purchased stock in 2007. Daniel Masters, the President of the Company, received a total of 5,000,000 common shares on July 23, 2007 as expense reimbursement and payment for services, all valued at a total of $5,000 (the par value of the stock). Dominique Garcia, the Secretary of the Company, received a total of 100,000 common shares on July 23, 2007 as expense reimbursement and payment for services, all valued at a total of $100 (the par value of the stock).

     (c) Dividends.

     The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

      (d) Securities authorized for issuance under equity compensation plans.

      The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

     As noted above under Item 9, the Company issued 5,000,000 shares of Common Stock to its President on July 23, 2007 for services and payments on behalf of the Company valued at $5,000. The Company also issued 100,000 shares of Common Stock to its Secretary on July 23, 2007 for payments on behalf of the Company valued at $100. These shares were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. No other securities have been issued or sold by the Company during the three year period preceding the date hereof. On July 24, 2008 these shares, and all of the Company's issued and outstanding Common Shares, were reverse split, one (1) new share for sixty (60) old shares.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Company's authorized capital stock consists of 200,000,000 Common Shares, par value $0.001 per share, and 50,000,000 Preferred Shares, par value $0.001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 153,276 Common Shares and no Preferred Shares issued and outstanding as of the date of this filing.

     COMMON: All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

     PREFERRED: The Preferred Stock may be issued in series, each of which may have such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions, as shall be stated in the resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by the certificate of incorporation. In the event of liquidation of the Company, each preferred shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to preferred shareholders after the payment of liabilities, if any.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The Company's audited financial statements for the year ended March 31, 2008 are attached hereto. The Company's unaudited financial statements for the quarter ended June 30, 2008 will be supplied in its first 10-Q filing.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     There are no disagreements with the findings of our accountant.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     The Company's audited financial statements for the year ended March 31, 2008 are attached hereto. The Company's unaudited financial statements for the quarter ended June 30, 2008 will be supplied in its first 10-Q filing.

     Exhibit:

      3.1           Articles of Incorporation          Filed herewith

      3.2           Bylaws                             Filed herewith

     23.1           Consent of Stan J.H. Lee, CPA      Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 22, 2008                      Three Shades for Everybody, Inc.


                                           By: /s/ Daniel Masters
                                               ---------------------------------
                                               Daniel Masters
                                               CEO and Director


                                           By: /s/ Dominique Garcia
                                               ---------------------------------
                                               Dominique Garcia
                                               CFO, Secretary, and Director

                        THREE SHADES FOR EVERYBODY, INC.

                                FINANCIAL REPORT

                                 March 31, 2008

                                    CONTENTS

        Independent Auditors' Report
        Balance Sheet - Assets and Liabilities and Stockholders' Equity Statement of Operations
        Statement of Changes in Stockholders' Equity
        Statement of Cash Flows
        Notes to Financial Statements

                               Stan J.H. Lee, CPA
             2160 North Central Rd. Suite 203 * Fort Lee * NJ 07024
                      794 Broadway * Chula Vista * CA 91910
             619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Three Shades For Everybody, Inc.;

We have audited the accompanying balance sheets of Three Shades For Everybody, Inc. as of March 31, 2008 and 2007 and the related statements of operation, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, except for the cumulative balances since July 23, 1985 ( inception) to March 31, 2008 in the statements of operations and cash flows, the financial statements referred to above present fairly, in all material respects, the financial position of Three Shades For Everybody, Inc. as of March 31, 2008 and 2007 , and the results of its operation and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H. Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
July 30, 2008
Chula Vista CA

                        THREE SHADES FOR EVERYBODY, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                          As of 3/31/08         As of 3/31/07
                                                                          -------------         -------------
                                     ASSETS

Current Assets
  Cash                                                                     $        --           $        --
                                                                           -----------           -----------

      TOTAL ASSETS                                                         $        --           $        --
                                                                           ===========           ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                                        $        --           $        --
                                                                           -----------           -----------

      TOTAL LIABILITIES                                                             --                    --
                                                                           -----------           -----------

Stockholders' Equity
  Common stock, $.001 par value; 50,000,000 shares authorized,
   9,196,575 shares issued and outstanding as of 3/31/08 and
   4,096,575 shares issued and outstanding as of 3/31/07                         9,197                 4,097
  Additional paid in capital                                                 1,442,097             1,442,097
  Retained earnings (Accumulated Deficit)                                   (1,451,294)           (1,446,194)
                                                                           -----------           -----------

      TOTAL STOCKHOLDERS' EQUITY                                                    --                    --
                                                                           -----------           -----------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                             $        --           $        --
                                                                           ===========           ===========


                        See Notes to Financial Statements

                        THREE SHADES FOR EVERYBODY, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                           Accumulated since
                                                                                              07/23/1985
                                                          Year Ended        Year Ended      (inception) to
                                                            3/31/08           3/31/07           3/31/08
                                                          -----------       -----------       -----------
Net Revenue                                               $        --       $        --       $ 4,290,136
                                                          -----------       -----------       -----------

Operating Expenses                                              5,100                --         5,741,430
                                                          -----------       -----------       -----------

Net Loss                                                  $    (5,100)      $        --       $(1,451,294)
                                                          ===========       ===========       ===========

Net Loss per Common Share                                 $   (0.0006)      $        --
                                                          ===========       ===========

Weighted Average Number of Common Shares Outstanding        7,925,068         4,096,575
                                                          ===========       ===========


                        See Notes to Financial Statements

                        THREE SHADES FOR EVERYBODY, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                   Deficit
                                                                                 Accumulated
                                            Common Stock          Additional       During
                                        --------------------       Paid-in       Development
                                        Shares        Amount       Capital          Stage         Balance
                                        ------        ------       -------          -----         -------
Balance at 04/01/2006                  4,096,575     $ 4,097     $ 1,442,097     $(1,446,194)     $    --

Net loss in year ended 3/31/07                                                            --
                                      ----------     -------     -----------     -----------      -------

Balance 3/31/07                        4,096,575       4,097       1,442,097      (1,446,194)          --
                                      ==========     =======     ===========     ===========      =======

Net loss in year ended 3/31/08                                                        (5,100)
                                      ----------     -------     -----------     -----------      -------

Balance 3/31/08                        9,196,575     $ 9,197     $ 1,442,097     $(1,451,294)     $    --
                                      ==========     =======     ===========     ===========      =======


                        See Notes to Financial Statements

                        THREE SHADES FOR EVERYBODY, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                                                 Accumulated since
                                                                                                    07/23/1985
                                                                Year Ended        Year Ended      (inception) to
                                                                  3/31/08           3/31/07           3/31/08
                                                                -----------       -----------       -----------
CASH FLOWS FROM OPERATION ACTIVITIES
  Net Loss                                                      $    (5,100)      $        --       $(1,451,294)
                                                                -----------       -----------       -----------

      Net cash provided by (used in) operating activitites           (5,100)               --        (1,451,294)
                                                                -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES

      Net cash provided by (used in) investing activities                --                --                --
                                                                -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock issued for cash
  Common stock issued for expense reimbursement                       5,100
      Net cash provided by (used in) financing activities             5,100                --                --
                                                                -----------       -----------       -----------

Net increase (decrease) in cash                                          --                --                --
                                                                -----------       -----------       -----------

Cash beginning of period                                                 --                --                --
                                                                -----------       -----------       -----------

Cash end of period                                              $        --                         $        --
                                                                ===========       ===========       ===========

Supplemental Discolsures of Cash Flow Information
  Interest paid                                                 $        --       $        --                 $
                                                                -----------       -----------       -----------
  Income taxes paid                                             $        --       $        --                 $
                                                                -----------       -----------       -----------


                        See Notes to Financial Statements

                        Three Shades For Everybody, Inc.
                          (Developmental Stage Company)
                          Notes to Financial Statements
                             March 31, 2008 and 2007


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Three Shades for Everybody, Inc. (the "Company"), was incorporated in the state of Delaware on July 23, 1985 as Na Pali Funding, Inc. The Company was organized to invest in other firms and in 1987 the Company approved the acquisition of Vutek Systems, Inc., a California corporation, and a name change to Vutek Systems, Inc. As a result of this acquisition, the Company was primarily engaged in the design, manufacture, and sale of image capturing or processing products for IBM personal computers and compatibles until 1990. On July 9, 1999 the Company changed its name to Three Shades for Everybody, Inc. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES," is considered a development stage enterprise.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers cash instruments with original maturities of less than three months to be cash equivalents.

START-UP COSTS

Costs of start-up activities, including organization costs, are expensed as incurred, in accordance with Statement of Position (SOP) 98-5.

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to account for income taxes. The Company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial March 31, 2008 or 2007.

USE OF ESTIMATES

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the periods presented. Actual results may differ significantly from those estimates.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.

In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements.

                        Three Shades For Everybody, Inc.
                          (Developmental Stage Company)
                          Notes to Financial Statements
                             March 31, 2008 and 2007


FISCAL YEAR

The Company adopted March 31 as its fiscal year ending.

STOCK-BASED COMPENSATION

In accordance with the provisions of SFAS 123, the Company follows the intrinsic value based method of accounting as prescribed by APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, for its stock-based compensation.

NEW ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". FIN 48 requires that the Company recognize in the consolidated financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN No. 48 will be effective for the Company beginning in the March 2007 quarter, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN No. 48.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The Company is currently evaluating the impact of adopting SFAS No. 157.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"). SFAS No. 158 provides different effective dates for the recognition and related disclosure provisions and for the required change to a fiscal year-end measurement date. Also, the effective date of the recognition and disclosure provisions differs for an employer that is an issuer of publicly traded equity securities from one that is not. For purposes of this Statement, an employer is deemed to have publicly traded equity securities if any of the following conditions is met: a) the employer has issued equity securities that trade in a public market, which may be either a stock exchange (domestic or foreign) or an over-the-counter market, including securities quoted only locally or regionally,
b) the employer has made a filing with a regulatory agency in preparation for the sale of any class of equity securities in a public market, or c) the employer is controlled by an entity covered by (a) or (b). An employer with publicly traded equity securities shall initially apply the requirement to recognize the funded status of a benefit plan and the disclosure requirements as of the end of the fiscal year ending after December 15, 2006. Application as of the end of an earlier fiscal year is encouraged; however, early application shall be for all of an employer's benefit plans. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position (paragraphs 5, 6, and 9) shall be effective for fiscal years ending after December 15, 2008, and shall not be applied retrospectively. Earlier application is encouraged; however, early application shall be for all of an employer's benefit plans. An employer with publicly traded equity securities shall initially apply the requirement to recognize the funded status of a benefit plan (paragraph 4) and the disclosure requirements (paragraph 7) as of the end of the fiscal year ending after December 15, 2006. The Company is currently evaluating the impact of adopting SFAS No. 158.

In February 2007, the FASB issued SFAS No. 159 , The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB

                        Three Shades For Everybody, Inc.
                          (Developmental Stage Company)
                          Notes to Financial Statements
                             March 31, 2008 and 2007


Statement No. 115. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income.

In December 2007, the FASB issued SFAS No. 160: Statement of Financial Accounting Standards No. 160--Noncontrolling Interests in Consolidated Financial Statements (an amendment of ARB No. 51). A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:

* The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity

* The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income.

* Changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent's ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions.

* When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment.

* Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This Statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. This Statement also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent's owners and the interests of the noncontrolling owners of a subsidiary. Those expanded disclosures include a reconciliation of the beginning and ending balances of the equity attributable to the parent and the noncontrolling owners and a schedule showing the effects of changes in a parent's ownership interest in a subsidiary on the equity attributable to the parent.

This Statement, together with the IASB's Amendments to IAS 27, Consolidated and Separate Financial Statements, concludes a joint effort by the Board and the IASB to improve the accounting for and reporting of noncontrolling interests in consolidated financial statements while promoting the international convergence of accounting standards. This Statement is effective for fiscal years, and

                        Three Shades For Everybody, Inc.
                          (Developmental Stage Company)
                          Notes to Financial Statements
                             March 31, 2008 and 2007


interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 2 - STOCKHOLDERS' EQUITY

COMMON STOCK

The Company has authorized fifty million (50,000,000) shares of common stock, having one hundredth of a cent ($0.001) par value per share.

On September 28, 1988 the Company had 10,193,700 shares of Common Stock outstanding. After 1988, with the Company having virtually no operations, shares were issued in exchanged for services provided.

By 1998 the company had a total of 30,872,069 shares outstanding. A 1 for 100 reverse split reduced the total to 308,771 in June 1999. Soon after 1,000,000 new shares were issued, bringing the total to 1,308,771. One month following the reverse split, there was a forward split of 2.8 for 1, bringing the total to 3,664,559. Additional shares were then issued bringing the total outstanding to 4,096,575.

The total number of shares issued and outstanding remained at 4,096,575 until July 23, 2007. On that date an additional 5,100,000 shares were issued to the Company's officers in exchange for services and as reimbursement for expenses paid on behalf of the company. Thus as of March 31, 2008 there were a total of 9,196,575 shares issued and outstanding. See Note 7 - Subsequent Event.

NOTE 3 - EARNINGS PER SHARE

The computations of earnings per share for the years ended March 31, 2008 and
2007

                                                     2008               2007
                                                  ----------         ----------
LOSS PER COMMON SHARE, BASIC

    Numerator         Net income (loss)           $   (5,100)        $       --
                                                  ----------         ----------
    Denominator       Weighted-average shares      7,603,698          4,096,575
                                                  ==========         ==========

Net loss per common share                         $  (0.0007)        $        0
                                                  ==========         ==========

For the years ended March 31, 2008 and 2007, there were no shares issuable under stock options, warrants, or rights. Therefore, diluted earnings per share were the same as basic earnings per share at all times.

                        Three Shades For Everybody, Inc.
                          (Developmental Stage Company)
                          Notes to Financial Statements
                             March 31, 2008 and 2007


NOTE 4 - INCOME TAXES

There was no income and no provisions for income taxes for the years ended March 31, 2008 and 2007.

NOTE 5 - RELATED PARTY TRANSACTIONS

As set forth in Note 2 above, on July 23, 2007 a total of 5,100,000 shares were issued to the Company's two officers in exchange for services and as reimbursement for expenses paid on behalf of the company. There were no other related party transactions

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's financial position and operating results raise substantial doubt about the Company's ability to continue. The Company has had no operating revenue since inception and is currently not operating.

The ability of the Company to continue as a going concern is dependent upon developing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 - SUBSEQUENT EVENT

On July 24, 2008 the Company, with the consent of its majority shareholder, adopted a resolution calling for a reverse split of its issued and outstanding common stock at a ratio of one (1) new share for each sixty (60) old shares. Also on July 24, 2008 the Company, with the consent of its majority shareholder, adopted an amendment to its Certificate of Incorporation increasing the number of authorized common shares from 50,000,000 to 200,000,000 and authorizing a maximum of 50,000,000 preferred shares.

NOTE 8 - COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the years ended March 31, 2008 and 2007.